                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement File No. 333-45950.


                                          /s/ Arthur Andersen LLP

San Francisco, California

February 26, 2002